Exhibit 99.1

Fairchild Semiconductor Reports Results for the Second Quarter of 2010

•	Highest Gross Margin, Operating Margin & EPS Since 2000

•	Reduced Debt by $26 million

Fairchild Semiconductor (NYSE: FCS), a leading global supplier of high performance and mobile products, today announced results for the second quarter ended June 27, 2010. Fairchild reported second quarter sales of $409.6 million, up 8% from the prior quarter and 47% higher than the second quarter of 2009.

Fairchild reported second quarter net income of $43.8 million or $0.34 per diluted share compared to net income of $22.6 million or $0.18 per diluted share in the prior quarter and a net loss of $24.9 million or $0.20 per share in the second quarter of 2009. Results for the second quarter of 2010 include $0.9 million of accelerated depreciation. Gross margin was 35.0% compared to 32.2% in the prior quarter and 23.2% in the year ago quarter.

Fairchild reported second quarter adjusted gross margin of 35.2%, up 270 basis points sequentially and 10 percentage points higher than in the second quarter of 2009. Adjusted gross margin excludes accelerated depreciation and inventory write-offs/reserve releases related to fab closures. Adjusted net income was $51.3 million or $0.40 per diluted share, compared to $31.8 million or $0.25 per diluted share in the prior quarter and a net loss of $3.5 million or $0.03 per share in the second quarter of 2009. Adjusted net income and loss excludes amortization of acquisition-related intangibles, restructuring and impairments, gain associated with debt buyback, net impairment/gain on equity investments, accelerated depreciation and inventory write-offs/reserve releases related to fab closures, and associated net tax benefits of these items and other acquisition-related intangibles.

“We delivered strong sales and earnings growth in the second quarter due to seasonally higher demand across a broad range of our product lines,” said Mark Thompson, Fairchild’s president and CEO. “The investments we made in the last few years to ramp our high voltage power management solutions coupled with our leading technologies in mobile analog and low voltage MOSFETs are fueling this acceleration in sales and margin improvement. We grew sales 8% sequentially and maintained channel inventory at historically low levels. Adjusted gross margin topped 35% which is the highest level since the year 2000 due to a richer product mix on the strength of numerous design win ramps. We expect to continue this trajectory of growth and margin improvement and will provide an update to our target business model at our upcoming analyst day on September 16. I am also pleased to report that we reduced debt by $26 million this quarter and plan to pay off another $122 million at the end of this month. This will reduce our debt to roughly $322 million by the end of July which is the lowest level in our history and will add about $0.03 to annual earnings per share.

End Markets and Channel Activity

“Demand was strong across a broad range of end markets and in all regions,” stated Thompson. “End market demand improved sequentially with consumer and handset order rates seasonally higher while industrial sales continued to be robust. Our sales growth was slightly stronger for OEMs than the distribution channel in the second quarter.

“Distributor sell-through increased about 5% sequentially which is slightly better than normal seasonality,” said Thompson. “We maintained channel inventory at about 8 weeks, which is in the middle of our target range and expect to hold this level in the third quarter.

Second Quarter Financials

“We posted excellent financial results for the second quarter due primarily to a continued improvement in our product mix,” said Mark Frey, Fairchild’s executive vice president and CFO. “We increased adjusted gross margin nearly three percentage points sequentially to 35.2% and our order flow and backlog momentum indicate continued progression in the second half of 2010. R&D and SG&A expenses of $85.1 million were slightly above our original forecast due primarily to higher variable compensation costs driven by higher sales and profitability. Adjusted tax expense was $5.2 million or 9% of adjusted income before taxes which was lower than expected due to the distribution of profits in various tax jurisdictions. We paid off $26.3 million in debt and repurchased $10 million in stock while generating $54.5 million of free cash flow. At the end of the quarter, total cash and securities exceeded our debt by a record high $52 million. We held internal inventory roughly flat at 70 days.

Forward Guidance

“We expect sales to be $415 to $425 million in the third quarter,” said Frey. “Our current scheduled backlog is sufficient to achieve the low end of this range. We expect to increase gross margin another 50 to 100 basis points due primarily to continued improvements in product mix. We anticipate R&D and SG&A spending of $86 to $88 million in the third quarter, which at the mid-point moves us closer to our target of 20% of sales. After we complete the planned debt reduction this month, net interest expense is expected to be roughly $2 million per quarter going forward. The adjusted tax rate is forecast at 15 to 20 percent for the quarter. As with last quarter, we are not assuming any obligation to update this information, although we may choose to do so before we announce third quarter results.”

Adjusted gross margin, adjusted net income and loss and free cash flow are non-GAAP financial measures and should not be considered replacements for GAAP results. We exclude accelerated depreciation and inventory write-offs/reserves related to fab closures from GAAP gross margins to determine adjusted gross margins. To determine adjusted net income/loss, we exclude amortization of acquisition-related intangibles, restructuring and impairments, gain associated with debt buyback, net impairment/gain on equity investments, accelerated depreciation and inventory write-offs/reserve releases related to fab closures, and associated net tax benefits of these items and other acquisition-related intangibles. To determine free cash flow, we subtract capital expenditures from GAAP cash provided by operating activities. Fairchild presents adjusted results because its management uses them as additional measures of the company’s operating performance, and management believes adjusted financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring, non-cash or otherwise unusual transactions. Fairchild’s criteria for determining adjusted results may differ from methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures.

Special Note on Forward Looking Statements:

Some of the paragraphs above, including the one headed “Forward Guidance,” contain forward-looking statements that are based on management’s assumptions and expectations and involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: failure to maintain order rates at expected levels; failure to achieve expected savings from cost reduction actions or other adverse results from those actions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) – global presence, local support, smart ideas. Fairchild delivers energy-efficient, easy-to-use and value-added semiconductor solutions for power and mobile designs. We help our customers differentiate their products and solve difficult technical challenges with our expertise in power and signal path products. Please contact us on the web at www.fairchildsemi.com.

Fairchild Semiconductor International, Inc.

Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009

Total revenue	$409.6	$378.0	$277.9	$787.6	$501.2
Cost of sales (1)	266.3	256.4	213.3	522.7	402.6

Gross margin	143.3	121.6	64.6	264.9	98.6

Gross margin %	35.0%	32.2%	23.2%	33.6%	19.7%

Operating expenses:
Research and development (2)	29.1	28.4	25.6	57.5	49.4
Selling, general and administrative (3)	56.0	52.3	43.7	108.3	88.4
Amortization of acquisition-related intangibles	5.6	5.6	5.6	11.2	11.1
Restructuring and impairments	—	2.4	11.3	2.4	18.0

Total operating expenses	90.7	88.7	86.2	179.4	166.9

Operating income (loss)	52.6	32.9	(21.6)	85.5	(68.3)
Other expense, net	2.6	2.4	5.7	5.0	11.0

Income (loss) before income taxes	50.0	30.5	(27.3)	80.5	(79.3)

Provision (benefit) for income taxes	6.2	7.9	(2.4)	14.1	(3.3)

Net income (loss)	$43.8	$22.6	$(24.9)	$66.4	$(76.0)

Net income (loss) per common share:
Basic	$0.35	$0.18	$(0.20)	$0.53	$(0.61)

Diluted	$0.34	$0.18	$(0.20)	$0.52	$(0.61)

Weighted average common shares:
Basic	125.2	124.7	123.9	125.0	123.7

Diluted	128.1	128.6	123.9	128.3	123.7

(1) Equity compensation expense included in cost of sales	$1.6	$2.3	$0.6	$3.9	$0.8
(2) Equity compensation expense included in research and development	$1.1	$1.1	$1.2	$2.2	$1.5
(3) Equity compensation expense included in selling, general and administrative	$3.2	$2.4	$2.1	$5.6	$4.2

Fairchild Semiconductor International, Inc.

Reconciliation of Net Income (Loss) To Adjusted Net Income (Loss)

(In millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009

Net income (loss)	$43.8	$22.6	$(24.9)	$66.4	$(76.0)
Adjustments to reconcile net income (loss) to adjusted net income (loss):
Restructuring and impairments	—	2.4	11.3	2.4	18.0
Net impairment/gain on equity investments (1)	—	—	2.1		2.1
Gain associated with debt buyback (1)	—	—	(0.8)		(0.8)
Accelerated depreciation on assets related to fab closure (2)	0.9	1.3	3.7	2.2	3.7
Inventory write off/release associated with fab closure (2)	—	(0.1)	0.6	(0.1)	0.6
Amortization of acquisition-related intangibles	5.6	5.6	5.6	11.2	11.1
Associated net tax effects of the above and other acquisition-related intangibles	1.0	—	(1.1)	1.0	(2.3)

Adjusted net income (loss)	$51.3	$31.8	$(3.5)	$83.1	$(43.6)

Adjusted net income (loss) per common share:
Basic	$0.41	$0.26	$(0.03)	$0.66	$(0.35)

Diluted	$0.40	$0.25	$(0.03)	$0.65	$(0.35)

(1)	Recorded in other expense, net
(2)	Recorded in cost of sales

Fairchild Semiconductor International, Inc.

Reconciliation of Gross Margin To Adjusted Gross Margin

(In millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009

Gross margin	$143.3	$121.6	$64.6	$264.9	$98.6
Adjustments to reconcile gross margin to adjusted gross margin:
Accelerated depreciation on assets related to fab closure	0.9	1.3	3.7	2.2	3.7
Inventory write off/release associated with fab closure	—	(0.1)	0.6	(0.1)	0.6

Adjusted gross margin	$144.2	$122.8	$68.9	$267.0	$102.9

Adjusted gross margin %	35.2%	32.5%	24.8%	33.9%	20.5%

Adjusted net income (loss), adjusted net income (loss) per share, and adjusted gross margin should not be considered as alternatives to net income (loss), net income (loss) per share, gross margin or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity.

Fairchild Semiconductor International, Inc.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 27, 2010	March 28, 2010	December 27, 2009

ASSETS
Current assets:
Cash and cash equivalents	$459.7	$442.4	$415.8
Short-term marketable securities	0.1	0.1	0.1
Receivables, net	173.1	151.8	134.0
Inventories	210.2	198.1	189.5
Other current assets	38.5	40.2	41.8

Total current assets	881.6	832.6	781.2

Property, plant and equipment, net	640.2	635.1	653.2
Intangible assets, net	69.9	75.5	81.1
Goodwill	161.3	161.3	161.3
Long-term securities	36.7	38.7	35.8
Other assets	47.9	51.7	49.8

Total assets	$1,837.6	$1,794.9	$1,762.4

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5.3	$5.3	$5.3
Accounts payable	145.9	127.3	119.6
Accrued expenses and other current liabilities	98.5	80.2	70.6

Total current liabilities	249.7	212.8	195.5

Long-term debt, less current portion	439.3	465.6	466.9
Other liabilities	61.3	62.1	71.1

Total liabilities	750.3	740.5	733.5

Temporary equity - deferred stock units	2.1	2.5	2.3
Total stockholders’ equity	1,085.2	1,051.9	1,026.6

Total liabilities, temporary equity and stockholders’ equity	$1,837.6	$1,794.9	$1,762.4

Fairchild Semiconductor International, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 27, 2010	June 27, 2010	June 28, 2009
Cash flows from operating activities:
Net income (loss)	$43.8	$66.4	$(76.0)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	39.4	79.7	79.6
Non-cash stock-based compensation expense	5.9	11.2	6.5
Non-cash restructuring and impairments expense	—	—	0.8
Impairment of equity investment	—	—	2.3
Gain on debt buyback	—	—	(0.8)
Gain on sale of equity investment	—	—	(0.2)
Deferred income taxes, net	0.9	2.9	(7.7)
Other	0.2	0.6	0.5
Changes in operating assets and liabilities, net of acquisitions	(2.6)	(19.7)	67.8

Cash provided by operating activities	87.6	141.1	72.8

Cash flows from investing activities:
Capital expenditures	(33.1)	(50.9)	(21.4)
Purchase of marketable securities	—	—	(0.3)
Sale of marketable securities	—	—	0.3
Maturity of marketable securities	—	0.1	0.1
Other	(0.3)	(0.6)	(0.8)
Acquisitions	—	—	(1.5)

Cash used in investing activities	(33.4)	(51.4)	(23.6)

Cash flows from financing activities:
Repayment of long-term debt	(26.3)	(27.6)	(16.4)
Proceeds from issuance of common stock and from exercise of stock options, net	0.2	0.2	—
Purchase of treasury stock	(10.0)	(17.6)	—
Other	(0.8)	(0.8)	(0.7)

Cash used in financing activities	(36.9)	(45.8)	(17.1)

Net change in cash and cash equivalents	17.3	43.9	32.1
Cash and cash equivalents at beginning of period	442.4	415.8	351.5

Cash and cash equivalents at end of period	$459.7	$459.7	$383.6

Fairchild Semiconductor International, Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(In millions)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 27, 2010	June 27, 2010	June 28, 2009

Cash provided by operating activities	$87.6	$141.1	$72.8
Capital expenditures	(33.1)	(50.9)	(21.4)

Free cash flow	$54.5	$90.2	$51.4

Editorial Contacts:

Fairchild Semiconductor:	Fairchild Semiconductor:	Agency Contact:
Patti Olson	Dan Janson	Topaz Partners
Corporate Communications	Investor Relations	Paul R. Hughes
(800) 341-0392 X 8728	(207) 775-8660	(781) 404-2416

Email: patti.olson@fairchildsemi.com	Email: investor@fairchildsemi.com	phughes@topazpartners.com